Exhibit 99
Natural Health Trends Corp. Complies with NASDAQ Listing Requirements
DALLAS—(BUSINESS WIRE)—June 23, 2006—Natural Health Trends Corp. (NASDAQ NMS: BHIP — News) today announced that it has been notified by The NASDAQ Stock Market that it is eligible for continued listing on the NASDAQ National Market. The Company previously appeared before the NASDAQ Listing Qualifications Panel as result of the late filing of its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. The Company has become current with its filings with the Securities Exchange Commission and, according to the Panel, is now in full compliance with NASDAQ Marketplace Rules.
About Natural Health Trends Corp.
Natural Health Trends Corp. is an international direct-selling company operating through its subsidiaries in 15 countries throughout Asia, North America, Eastern Europe and Latin America. The Company markets premium quality personal care products under the NHT Global (formerly Lexxus International) brand and markets its nutritional supplement products under the Kaire brand. Additional information can be found on the Company’s Website, and management encourages interested parties to register for updated corporate information via e-mail on the Company’s homepage, www.naturalhealthtrendscorp.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our relationship with our distributors; our need to continually recruit new distributors; our internal controls and accounting methods that may require further modification; regulatory matters governing our products and network marketing system; our ability to recruit and maintain key management; adverse publicity associated with our products or direct selling organizations; product liability claims; our reliance on outside manufacturers; risks associated with operating internationally, including foreign exchange risks; product concentration; dependence on increased penetration of existing markets; the competitive nature of our business; and our ability to generate sufficient cash to operate and expand our business. For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10-K and our amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Contact:
Natural Health Trends Corp.
Chris Sharng, 972-241-4080
or
Michael Porter – Investor Relations
Linda Decker – Investor Relations
Jeff Myhre – Editorial
212-564-4700
Fax: 212-244-3075
www.plrinvest.com